Exhibit 99.1

Third Quarter 2006 Consolidated Highlights

	3rd Quarter 2006	3rd Quarter 2005	% Change
Income Statement
(Dollars in millions, except per share data)
Net income	$535.6	$510.8	5%
Net income per average common diluted share	1.47	1.40	5%
Revenue – fully taxable-equivalent	2,032.8	2,008.1	1%
Noninterest expense	1,205.5	1,177.1	2%
Balance Sheet
(Dollars in billions)
Average loans	$120.7	$110.8	9%
Average consumer and commercial deposits	97.6	94.1	4%
Asset Quality
Net charge-offs to average loans (annualized)	0.12%	0.27%
Nonperforming loans to total loans	0.48%	0.29%

Third Quarter 2006 Consolidated Highlights, continued

•	Net income and net income per diluted share both increased 5% from the third quarter of 2005, driven by improved expense control, better credit loss experience as evidenced by lower loan provision expense and realizing a lower provision for income taxes.

•	Fully taxable-equivalent revenue increased 1% from the third quarter of 2005. Noninterest income growth was 3% and fully taxable-equivalent net interest income was nearly unchanged.

•	A significant portion of the increase in noninterest income resulted from a $113 million gain, net of related expenses, on the sale of the Bond Trustee business. The Company also restructured part of the investment portfolio in the third quarter, accounting for substantially all of the $92 million in security losses reported for the quarter. Growth in card fees, trust and investment management income, and retail investment services income also contributed to the growth.

•	Effective cost control initiatives helped noninterest expense decline by 3% on a sequential annualized basis compared to the second quarter of 2006. Noninterest expense was up 2% from the third quarter of 2005.

•	Total average loans increased 9% and total average consumer and commercial deposits increased 4% from the third quarter of 2005.

•	Annualized net charge-offs were 0.12% of average loans in the third quarter of 2006, down from 0.27% of average loans in the third quarter of 2005, a continuation of the historically low credit loss trend.

•	Provision expense of $62 million exceeded net charge-offs of $36 million by $26 million in the third quarter of 2006.

•	Nonperforming loans to total loans increased from 0.29% as of September 30, 2005 to 0.48% as of September 30, 2006, mainly due to the previously disclosed large commercial loan being placed on nonperforming status during the third quarter.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,032.8 million for the third quarter of 2006, up 1% from the third quarter of 2005. On a sequential annualized basis, fully taxable-equivalent revenue decreased 6% in the third quarter of 2006 from the second quarter of 2006.

For the nine months ended September 30, 2006, fully taxable-equivalent revenue was $6,149.1 million, up 6% from $5,804.5 million for the same period in 2005.

Net Interest Income

Fully taxable-equivalent net interest income was $1,173.9 million in the third quarter of 2006, nearly unchanged from the third quarter of 2005. The lack of growth was mainly the result of the flat to inverted yield curve that has persisted over this timeframe, as well as the continued shift in deposit mix away from lower-cost deposit products to certificates of deposit. On a sequential annualized basis, fully taxable-equivalent net interest income decreased 5% in the third quarter of 2006 from the second quarter of 2006 for similar reasons. The net interest margin of 2.93% for the third quarter of 2006 was down 7 basis points from the second quarter of 2006. The margin decline was mainly attributable to the continued shift in deposit mix towards higher cost products and the negative impact the flat to inverted yield curve has had on the spread between incremental earning asset growth and the increased cost of funding the growth.

For the nine months ended September 30, 2006, fully taxable-equivalent net interest income was $3,563.3 million, up 3% from $3,447.4 million for the same period in 2005. Loan growth was the main factor driving the increase.

Noninterest Income

Total noninterest income was $858.9 million for the third quarter of 2006, up 3% from the third quarter of 2005. A significant portion of the increase resulted from the $113 million gain, net of related expenses, on the sale of the Bond Trustee business. The Company also restructured a portion of the investment portfolio in the third quarter of 2006 that accounted for substantially all of the $92 million in securities losses for the quarter. Growth in card fees, trust and investment management income and retail investment services income was offset primarily by declines in trading account profits and commissions, investment banking income, other charges and fees and service charges on deposit accounts. The increase in mortgage servicing-related income experienced during the third quarter is an indication of the increased income created from a larger servicing portfolio and the realization of the value embedded in the mortgage servicing rights through the sale of a portion of the servicing rights that resulted in a $23.9 million gain. On a sequential annualized basis, noninterest income decreased 8% in the third quarter of 2006 from the second quarter of 2006. Aside from the aforementioned net gain on the sale of the Bond Trustee business and the securities losses incurred by the investment portfolio restructuring, the decrease was driven mainly by a decline in trading account profits and commissions and investment banking income, offset by increases in other noninterest income, card fees and service charges on deposits.

For the nine months ended September 30, 2006, noninterest income was $2,585.8 million, up 10% from $2,357.1 million for the same period in 2005. Aside from the aforementioned net gain on the sale of the Bond Trustee business and the securities losses incurred by the investment portfolio restructuring, the growth was driven mainly by mortgage-related income, card fees, trust and investment management income and retail investment services income.

Noninterest Expense

Total noninterest expense in the third quarter of 2006 was $1,205.5 million, up 2% from the third quarter of 2005. The increase in expense reflects certain investments in revenue producing divisions of the Company, including the addition of offices and employees and investment in the infrastructure of the organization to gain greater efficiencies in the future. These increases were offset by lower amortization of intangible assets, impairment charges on affordable housing properties, and no merger expense incurred in 2006. On a sequential annualized basis, noninterest expense declined 3% in the third quarter of 2006 from the second quarter of 2006. The decrease largely resulted from a decline in employee compensation and benefits and marketing and customer development expenses, offset by net occupancy, equipment and other expenses.

For the nine months ended September 30, 2006, total noninterest expense was $3,646.1 million, up 5% from $3,483.8 million for the same period of 2005. The factors causing this increase were similar to those noted for the third quarter growth over the same quarter of the previous year with the exception of lower equipment expense, higher marketing and customer development expense, and no merger expense incurred in 2006.

Balance Sheet

As of September 30, 2006, SunTrust had total assets of $183.1 billion. Shareholders’ equity of $18.6 billion as of September 30, 2006 represented 10% of total assets. Book value per common share was $49.71 as of September 30, 2006, up from $47.85 as of June 30, 2006.

Loans

Average loans for the third quarter of 2006 were $120.7 billion, up 9% from the third quarter of 2005. The rate of growth was slowed by the sale of approximately $3 billion in residential real estate and student loans late in the second and early in the third quarters of 2006. Areas contributing to the strong loan growth were residential real estate, real estate construction, commercial and home equity lines. On a sequential annualized basis, average loans grew 2% in the third quarter of 2006 from the second quarter of 2006. The aforementioned sale of loans substantially slowed the growth rate between quarters. Areas contributing to the loan growth were similar to those noted for the third quarter growth over the same quarter of the previous year with the exception of residential real estate due to the impact of the loan sales.

Deposits

Average consumer and commercial deposits for the third quarter of 2006 were $97.6 billion, up 4% from the third quarter of 2005. On a sequential annualized basis, average consumer and commercial deposits grew 2% compared to the second quarter of 2006. The growth in deposits both year-over-year and on a sequential annualized basis was driven by growth in certificates of deposit. Given market conditions and the higher rate environment, customer preference is for higher-yielding products, which is reflected in the continued deposit mix shift toward higher-rate products, such as certificates of deposit. Furthermore, the third quarter is typically the slowest growth quarter of the year due to seasonality. The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.

Asset Quality

Annualized net charge-offs in the third quarter of 2006 were 0.12% of average loans, up from 0.10% in the second quarter of 2006 and down from 0.27% in the third quarter of 2005. Net charge-offs were $36.1 million in the third quarter of 2006 compared to $29.1 million in the second quarter of 2006 and $76.7 million in the third quarter of 2005. Nonperforming assets were $633.8 million, or 0.52% of loans, other real estate owned and other repossessed assets as of September 30, 2006 compared to $369.8 million, or 0.31% of loans, other real estate owned and other repossessed assets as of June 30, 2006. The increase in nonperforming assets from the second quarter of 2006 was mainly driven by the previously disclosed large commercial loan being placed on nonperforming status during the third quarter.

The allowance for loan and lease losses increased $25.5 million to $1,087.3 million as of September 30, 2006 from $1,061.9 million as of June 30, 2006 primarily due to the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter. Provision expense increased from $51.8 million in the second quarter of 2006 to $61.6 million in the third quarter of 2006. The allowance for loan and lease losses as of September 30, 2006 represented 0.90% of period-end loans, up two basis points from 0.88% of period-end loans as of June 30, 2006. The allowance for loan and lease losses as of September 30, 2006 represented 186% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Retail

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$189.7	$169.7	12%
Revenue - fully taxable-equivalent	860.2	819.2	5%
Average total loans	30,832.2	30,846.4	0%
Average total deposits	69,660.0	65,861.2	6%

Three Months Ended September 30, 2006 vs. 2005

Retail’s net income for the third quarter of 2006 was $189.7 million, an increase of $19.9 million, or 12%. The increase was primarily the result of deposit growth, widening deposit spreads and lower net charge-offs partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $34.1 million, or 6%. The increase was attributable to deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases as well as the increasing value of lower cost deposits in a higher rate environment. Average loans decreased $14.1 million, or 0%, while average deposits increased $3.8 billion, or 6%. The loan decrease was driven primarily by student loan sales, which totaled approximately $3.0 billion since September 30, 2005, and a decline in consumer indirect loans partially offset by growth in home equity loans and lines. Deposit growth was driven primarily by certificates of deposit while money market and NOW accounts drove the increase in spreads.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $10.0 million, or 27%, primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $6.9 million, or 3%. The increase was driven primarily by interchange income due to increased volumes and gains on student loan sales.

Total noninterest expense increased $23.0 million, or 4%, from the third quarter of 2005. The increase was driven primarily by increases in personnel expense and operation costs related to investments in the branch distribution network and technology. 52 net new branches have been added over the past year.

Nine Months Ended September 30, 2006 vs. 2005

Retail’s net income for the nine months ended September 30, 2006 was $583.0 million, an increase of $104.9 million, or 22%. The increase was primarily the result of loan and deposit growth and widening deposit spreads, lower net charge-offs and higher noninterest income partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $173.5 million, or 11%. The increase was attributable to loan and deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases as well as the increasing value of lower cost deposits in a higher rate environment. Average loans increased $715.1 million, or 2%, and average deposits increased $4.0 billion, or 6%. The loan growth was driven by home equity loans and lines offset by student loan sales. Deposit growth was driven primarily by certificates of deposit while money market and NOW accounts drove the increase in spreads .

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $33.6 million, or 34%, primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $37.5 million, or 5%. The increase was driven primarily by interchange income due to increased volumes, ATM fees and gains on student loan sales.

Total noninterest expense increased $88.1 million, or 6%. The increase was driven by increases in personnel expense and operation costs related to investments in the branch distribution network and technology.

Commercial

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$108.7	$90.4	20%
Revenue - fully taxable-equivalent	303.3	296.7	2%
Average total loans	32,888.3	30,978.1	6%
Average total deposits	13,583.3	13,195.1	3%

Three Months Ended September 30, 2006 vs. 2005

Commercial’s net income for the third quarter of 2006 was $108.7 million, an increase of $18.3 million, or 20%. The increase was driven primarily by loan and deposit growth and lower net charge-offs.

Fully taxable-equivalent net interest income increased $8.2 million, or 4%. The increase was attributable to increased loan and deposit growth. Average loans increased $1.9 billion, or 6%, with the strongest growth in construction lending. Average deposits increased $388.1 million, or 3%, driven by an increase in institutional and government deposits partially offset by decreases in demand deposits and money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $13.8 million, or 89%. The decrease was driven primarily by lower net charge-offs in the Core Commercial and Real Estate Finance Group (“REFG”) sub-lines of business.

Total noninterest income decreased $1.7 million, or 2%. The decrease resulted from lower sales and referral credits and trading account profits and was partially offset by increases in deposit sweep income and other income in affordable housing.

Total noninterest expense decreased $7.3 million, or 4%. A decrease in affordable housing expense was in part offset by an increase in personnel expense.

Nine Months Ended September 30, 2006 vs. 2005

Commercial’s net income for the nine months ended September 30, 2006 was $325.3 million, an increase of $43.2 million, or 15%. The increase was driven primarily by net interest income and noninterest income growth and lower net charge-offs, partially offset by higher noninterest expenses.

Fully taxable-equivalent net interest income increased $44.7 million, or 7%. The increase was driven primarily by loan growth and increased deposit spreads. Average loans increased $1.7 billion, or 6%, with the strongest growth in construction lending. Average deposits increased $363.8 million, or 3%, driven by an increase in institutional and government deposits and partially offset by decreases in demand deposits and money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $11.1 million, or 61%. The decrease was driven primarily by lower net charge-offs in the Core Commercial and REFG sub-lines of business.

Total noninterest income increased $16.8 million, or 9%. The increase resulted from higher affordable housing revenues, sweep income and sales and referral credits.

Total noninterest expense increased $17.4 million, or 4%. Increases in personnel expense and operations cost were in part offset by a decrease in affordable housing expense.

Corporate and Investment Banking

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$52.7	$63.1	(16)%
Revenue - FTE	198.8	237.7	(16)%
Average total loans	16,793.3	15,959.9	5%
Average total deposits	2,903.1	3,134.8	(7)%

Three Months Ended September 30, 2006 vs. 2005

Corporate and Investment Banking’s net income for the third quarter of 2006 was $52.7 million, a decrease of $10.4 million, or 16%. The decrease, driven by narrowing corporate banking loan spreads and lower capital markets income, was slightly offset by a decrease in noninterest expense.

Fully taxable-equivalent net interest income decreased $14.0 million, or 21%. The decrease was primarily due to narrowing corporate banking loan spreads. Average loans increased $833.4 million, or 5%, driven by increased usage of committed facilities.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $12.2 million, or 68%.

Total noninterest income decreased $24.9 million, or 15%. Increased operating lease revenue, along with stronger M&A advisory fees and merchant banking gains, were offset by lower derivative revenue as well as weaker performance due to deal timing in structured leasing and syndications.

Total noninterest expense decreased $9.5 million, or 8%. Lower personnel expense associated with the decreased capital markets revenue growth was the primary driver.

Nine Months Ended September 30, 2006 vs. 2005

Corporate and Investment Banking’s net income for the nine months ended September 30, 2006 was $186.8 million, a decrease of $18.6 million, or 9%. Adjusting net income by $15.7 million for the March 2005 divestiture of Receivables Capital Management (“RCM”) assets, net income decreased 2%. The decrease in net income was driven by weakness in net interest income and capital markets revenue.

Fully taxable-equivalent net interest income decreased $12.7 million, or 7%. The decrease was primarily due to narrowing corporate banking loan spreads. In addition, the divestiture of RCM assets in the first quarter of 2005 negatively impacted growth in fully taxable-equivalent net interest income. Average loans increased $1.5 billion, or 10%, and average deposits increased $20.8 million, or 1%. Loan growth was due to increased usage of committed facilities and corporate demand.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $12.3 million, or 71%.

Total noninterest income decreased $36.9 million, or 7%, driven primarily by the divestiture of RCM assets in the first quarter of 2005. Growth in debt capital markets, primarily driven by securitization, derivatives and structured leasing, was partially offset by weakness in merger and acquisition and merchant banking fees.

Total noninterest expense decreased $5.7 million, or 2%, primarily due to lower personnel expense associated with the decreased capital markets revenue growth.

Mortgage

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$65.4	$54.5	20%
Revenue - fully taxable-equivalent	254.0	222.8	14%
Average total loans	31,619.8	24,862.3	27%
Average total deposits	1,998.8	1,937.4	3%

Three Months Ended September 30, 2006 vs. 2005

Mortgage’s net income for the third quarter of 2006 was $65.4 million, an increase of $10.9 million, or 20%. Gains from the sale of mortgage servicing rights and loan growth drove the increase, partially offset by decreased secondary marketing income and higher expense related to growth of the business.

Fully taxable-equivalent net interest income increased by $16.3 million, or 12%, principally due to growth in loans and increased deposit spreads, partially offset by lower income on loans held for sale. Average loans increased $6.8 billion, or 27%. This growth primarily came from residential mortgage and residential construction loans which contributed $21.7 million to the net fully taxable-equivalent net interest income increase. Average loans held for sale increased $1.6 billion, or 21%. However, compressed spreads resulting from increased short-term interest rates reduced income on loans held for sale by $8.8 million, or 20%. Average deposits were up $61.4 million, or 3%, due to escrow balances associated with higher servicing balances. The higher balances combined with a higher credit for funds rate contributed $6.6 million to the increase.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $2.2 million, or 75%.

Total noninterest income increased $14.9 million, or 18%. Production income was down $15.7 million, or 24%, due to lower loan production and narrower margins. Loan production was $13.7 billion, down $1.0 billion, or 7%. Loan sales to investors were $9.9 billion, up $1.9 billion, or 24%. Servicing income increased $31.6 million due to $23.9 million in gains from the sale of mortgage servicing rights and increased fee income due to higher servicing balances. Slightly higher MSR amortization partially offset these increases. At September 30, 2006 total loans serviced were $124.8 billion compared with $97.4 billion the prior year, an increase of $27.4 billion, or 28%.

Total noninterest expense increased $17.0 million, or 12%, from the third quarter of 2005. Increased investments in production and servicing capabilities were the primary drivers of the higher expense.

Nine Months Ended September 30, 2006 vs. 2005

Mortgage’s net income for the nine months ended September 30, 2006 was $208.5 million, an increase of $79.9 million, or 62%. This increase was principally a result of higher production driving higher fee and secondary marketing income, and sales of mortgage servicing rights, partially offset by higher expense related to growth of the business.

Fully taxable-equivalent net interest income increased $57.7 million, or 15%, principally due to growth in loans and increased deposit spreads offset by lower income on loans held for sale. Average loans increased $7.6 billion, or 33%, contributing $72.3 million to the increase. The growth primarily came from residential mortgage and residential construction loans. Average loans held for sale were up $2.1 billion, or 32%; however, compressed spreads resulting from increased short-term interest rates reduced income by $27.3 million, or 22%. Average deposits increased $151.3 million, or 9%, due to escrow balances associated with higher servicing balances. These balances combined with a higher credit for funds rate contributed $18.8 million to the increase.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.1 million, or 16%.

Total noninterest income increased $139.6 million, or 78%. Production income of $171.0 million was up $58.3 million, or 52%, driven by higher loan production and increased secondary marketing deliveries. Year-to-date loan production was $40.3 billion compared with $34.5 billion, an increase of $5.8 billion, or 17%. Loan sales to investors were $30.9 billion, up $10.6 billion, or 52%. Servicing income of $111.2 million was up $84.4 million due to gains from the sale of mortgage servicing assets of $66.0 million and increased fees from higher servicing balances.

Total noninterest expense increased $73.5 million, or 20%. Increased volume and investments in production and servicing capabilities were the primary drivers of the increase.

Wealth and Investment Management

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$117.9	$53.0	122%
Net income excluding net gain on sale of Bond Trustee business	48.0	53.0	(10)%
Revenue - FTE	447.7	325.0	38%
Revenue - FTE excluding net gain on sale of Bond Trustee business	335.0	325.0	3%
Average total loans	8,128.0	7,896.1	3%
Average total deposits	9,534.1	9,654.0	(1)%

Three Months Ended September 30, 2006 vs. 2005

Wealth and Investment Management’s net income for the third quarter of 2006 was $117.9 million, an increase of $64.8 million, or 122%. The growth was primarily driven by the $69.9 million after-tax net gain on the sale of the Bond Trustee business. Excluding the net gain on the sale of the Bond Trustee business, net income was down $5.1 million, or 10%.

Fully taxable-equivalent net interest income increased $4.7 million, or 5%, due primarily to higher deposit spreads. Average loans increased $0.2 billion, or 3%, driven primarily by commercial loan demand. Average deposits decreased $0.1 billion, or 1%, due to declines in demand deposits, money market deposits, and NOW deposits, partially offset by increased certificates of deposit and savings deposits.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.1 million, or 61%.

Total noninterest income increased $118.0 million, or 50%, attributable largely to the $112.8 million pre-tax net gain on the sale of the Bond Trustee business. Noninterest income excluding the net gain increased 2%. Trust income increased as a result of higher assets under management and retail investment services income. Noninterest income growth was somewhat offset by a decline in insurance revenue, due in part to the December 31, 2005 sale of Carswell Insurance, and the funds flowing out of certain products whose investment strategies have been out of favor in the marketplace.

End of period assets under management were approximately $138.6 billion compared to $133.6 billion in the same period last year. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $238.5 billion, which includes $138.6 billion in assets under management, $53.2 billion in non-managed trust assets, $36.7 billion in retail brokerage assets and $10.0 billion in non-managed corporate trust assets. Approximately $21.2 billion in corporate trust non-managed assets were transferred to the buyer of the Bond Trustee business.

Total noninterest expense increased $20.7, or 9%. The growth was primarily driven by continuing efforts to build-out the line of business including higher structural, staff and operations expenses.

Nine Months Ended September 30, 2006 vs. 2005

Wealth and Investment Management’s net income for the nine months ended September 30, 2006 was $216.5 million, an increase of $71.8 million, or 50%. The growth was driven primarily by the $69.9 million after-tax net gain on the sale of the Bond Trustee business. Excluding the net gain on the sale of the Bond Trustee business, net income increased $1.8 million, or 1%.

Fully taxable-equivalent net interest income increased $28.6 million, or 12%, and was attributable to a combination of increased loan volumes and widening deposit spreads. Average loans increased $0.4 billion, or 5%, mainly due to growth in consumer mortgages, commercial real estate and commercial loans. Average deposits decreased $0.3 billion, or 3%, due to declines in demand deposits, NOW deposits and money market deposits, partially offset by increases in certificates of deposit.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $1.4 million, or 45%.

Total noninterest income increased $142.3 million, or 20%, primarily due to the $112.8 million pre-tax net gain on the sale of the Bond Trustee business. Noninterest income excluding the net gain increased 4%. Trust income increased due to growth in assets under management. Retail investment income increased due to increases in annuity, managed account and new business revenues. Noninterest income growth was somewhat offset by a decline in insurance revenue, due in part to the December 31, 2005 sale of Carswell Insurance, and the funds flowing out of certain products whose investment strategies have been out of favor in the marketplace.

Total noninterest expense increased $58.1 million, or 8%. Growth was primarily driven by continuing efforts to build-out the line of business including higher structural, staff and operations expenses.

Corporate Other and Treasury

preliminary data (in millions)	3rd Quarter 2006	3rd Quarter 2005	% Change
Net income	$1.2	$80.0	(98)%
Net income excluding securities (gains)/losses, net	57.9	81.2	(29)%
Securities available for sale	23,841.4	25,824.2	(8)%

Three Months Ended September 30, 2006 vs. 2005

Corporate Other and Treasury’s net income for the third quarter of 2006 was $1.2 million, a decrease of $78.7 million, or 98%, mainly due to an increase in net securities losses due to the investment portfolio restructuring, a decline in fully taxable-equivalent net interest income and an increase in provision for loan losses.

Fully taxable-equivalent net interest income decreased $51.2 million, or 53%. The main drivers for reduction were a $2.0 billion decrease in average securities available for sale and a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio. Short-term borrowing costs also increased due to the need to fund earning asset growth, as well as the significant rise in short-term interest rates over the past year.

Total average deposits increased $9.7 billion, or 53%, mainly due to growth in brokered and foreign deposits.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $30.5 million. The increase in provision expense was primarily due to the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter.

Total noninterest income decreased $86.7 million mainly due to an increase in securities losses of $89.5 million related to the investment portfolio restructuring.

Total noninterest expense decreased $15.4 million mainly due to a reduction in merger-related expenses.

Nine Months Ended September 30, 2006 vs. 2005

Corporate Other and Treasury’s net income for the nine months ended September 30, 2006 was $91.1 million, a decrease of $138.9 million, or 60%, mainly due to a decline in fully taxable-equivalent net interest income, an increase in provision for loan losses and an increase in securities losses partially offset by a decrease in merger-related expenses.

Fully taxable-equivalent net interest income decreased $175.9, or 53%. The main drivers were a $2.0 billion decrease in average securities available for sale and a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio. Short-term borrowing costs also increased due to the need to fund earning asset growth, as well as the significant rise in short-term interest rates over the past year.

Total average deposits increased $10.6 billion, or 67%, mainly due to growth in brokered and foreign deposits.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $77.4 million. The increase in provision expense was primarily due to loan growth generated during the period and the build-out of the specific reserve allocated to the large commercial loan placed on nonperforming status during the third quarter.

Total noninterest income decreased $70.5 million mainly due to an increase in securities losses of $76.6 million related to the investment portfolio restructuring in the third quarter of 2006.

Total noninterest expense decreased $69.1 million mainly due to a reduction in merger-related expenses.

Corresponding Financial Tables and Information

This financial information contains certain non-US GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”.

Forward Looking Statements

This financial information may contain forward-looking statements, including statements about credit quality and future prospects of the Company and credit quality. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this financial information speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30			% Change	Nine Months Ended September 30		% Change
	2006		2005		2006	2005
EARNINGS & DIVIDENDS
Net income	$535.6		$510.8	4.9%	$1,611.1	$1,468.8	9.7%
Total revenue - FTE [2]	2,032.8		2,008.1	1.2	6,149.1	5,804.5	5.9
Total revenue - FTE excluding securities gains and losses, net gain on sale of RCM assets and net gain on sale of Bond
Trustee business [1]	2,011.8		2,006.7	0.3	6,122.2	5,788.9	5.8
Net income per average common share
Diluted	1.47		1.40	5.0	4.42	4.04	9.4
Basic	1.48		1.42	4.2	4.46	4.09	9.0
Dividends paid per average common share	0.61		0.55	10.9	1.83	1.65	10.9

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.18%		1.19%	(0.8)%	1.20%	1.19%	0.8%
Return on average assets less net unrealized securities gains [1]	1.28		1.18	8.5	1.22	1.18	3.4
Return on average common shareholders’ equity	12.10		12.05	0.4	12.45	11.97	4.0
Return on average realized common shareholders’ equity [1]	13.73		12.81	7.2	13.24	12.68	4.4
Net interest margin [2]	2.93		3.14	(6.7)	3.02	3.19	(5.3)
Efficiency ratio [2]	59.30		58.62	1.2	59.29	60.02	(1.2)
Tangible efficiency ratio [1]	58.03		57.13	1.6	58.01	58.45	(0.8)
Effective tax rate	27.94		31.12	(10.2)	29.71	31.25	(4.9)
Full-time equivalent employees	34,293		33,013	3.9
Number of ATMs	2,568		2,769	(7.3)
Full service banking offices	1,699		1,647	3.2
Traditional	1,347		1,319	2.1
In-store	352		328	7.3
Tier 1 capital ratio	7.70%[3]		7.03%	9.5%
Total capital ratio	11.10	[3]	10.66	4.1
Tier 1 leverage ratio	7.28	[3]	6.64	9.6
Total average shareholders’ equity to total average assets	9.78		9.90	(1.2)	9.65	9.91	(2.6)
Tangible equity to tangible assets [1]	6.42		5.68	13.0
Book value per common share	49.71		46.28	7.4
Market price:
High	81.59		75.77	7.7	81.59	75.77	7.7
Low	75.11		68.85	9.1	69.68	68.85	1.2
Close	77.28		69.45	11.3	77.28	69.45	11.3
Market capitalization	28,120		25,089	12.1
Average common shares outstanding (000s)
Diluted	365,121		363,854	0.3	364,322	363,547	0.2
Basic	361,805		359,702	0.6	361,009	359,020	0.6

	As of
	September 30 2006	December 31 2005
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$180,501	$175,769
Earning assets	158,915	153,490
Loans	120,742	113,828
Consumer and commercial deposits	97,643	95,257
Brokered and foreign deposits	27,958	21,010
Total shareholders’ equity	17,662	16,876

As of
Total assets	183,105	179,713
Earning assets	160,288	156,641
Loans	121,237	114,555
Allowance for loan and lease losses	1,087	1,028
Consumer and commercial deposits	98,684	97,572
Brokered and foreign deposits	25,709	24,481
Total shareholders’ equity	18,589	16,887

[1]	See reconcilement of non-GAAP performance measures included herein. “RCM” refers to Receivables Capital Management.
[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Revenue - FTE equals net interest income on a FTE basis plus noninterest income.
[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	September 30 2006	December 31 2005
ASSETS
Cash and due from banks	$4,066,173	$4,659,664
Interest-bearing deposits in other banks	39,982	332,444
Funds sold and securities purchased under agreements to resell	1,147,423	1,313,498
Trading assets	3,675,917	2,811,225
Securities available for sale[1]	25,553,320	26,525,821
Loans held for sale	11,501,646	13,695,613
Loans:
Commercial	35,018,715	33,764,183
Real estate:
Home equity lines	14,014,617	13,635,705
Construction	13,595,924	11,046,903
Residential mortgages	33,711,399	29,877,312
Commercial real estate	12,459,023	12,516,035
Consumer:
Direct	4,082,257	5,060,844
Indirect	8,022,512	8,389,401
Business credit card	332,947	264,512

Total loans	121,237,394	114,554,895
Allowance for loan and lease losses	(1,087,316)	(1,028,128)

Net loans	120,150,078	113,526,767
Goodwill	6,903,001	6,835,168
Other intangible assets	1,120,102	1,122,967
Other assets	8,946,911	8,889,674

Total assets [2]	$183,104,553	$179,712,841

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,813,455	$26,327,663
Interest-bearing consumer and commercial deposits:
NOW accounts	17,508,754	17,781,451
Money market accounts	23,803,496	25,484,016
Savings	5,699,545	5,423,878
Consumer time	16,615,445	13,436,072
Other time	12,243,372	9,119,302

Total consumer and commercial deposits	98,684,067	97,572,382
Brokered deposits	18,264,554	15,644,932
Foreign deposits	7,444,329	8,835,864

Total deposits	124,392,950	122,053,178
Funds purchased	5,926,570	4,258,013
Securities sold under agreements to repurchase	7,362,480	6,116,520
Other short-term borrowings	1,744,479	1,937,624
Long-term debt	17,477,276	20,779,249
Trading liabilities	1,611,648	1,529,325
Other liabilities	5,999,843	6,151,537

Total liabilities	164,515,246	162,825,446

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	—
Common stock, $1.00 par value	370,578	370,578
Additional paid in capital	6,735,458	6,761,684
Retained earnings	10,258,441	9,310,978
Treasury stock, at cost, and other	(453,934)	(493,936)
Accumulated other comprehensive income	1,178,764	938,091

Total shareholders’ equity	18,589,307	16,887,395

Total liabilities and shareholders’ equity	$183,104,553	$179,712,841

Common shares outstanding	363,868,470	361,984,193
Common shares authorized	750,000,000	750,000,000
Preferred shares outstanding	5,000	—
Preferred shares authorized	50,000,000	50,000,000
Treasury shares of common stock	6,709,928	8,594,205

[1] Includes net unrealized gains of	$1,915,277	$1,572,033
[2] Includes earning assets of	160,287,584	156,640,894

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Interest income	$2,525,489	$1,996,674	$7,227,289	$5,555,969
Interest expense	1,374,097	840,013	3,728,113	2,164,039

NET INTEREST INCOME	1,151,392	1,156,661	3,499,176	3,391,930
Provision for loan losses	61,568	70,393	146,730	128,760

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,089,824	1,086,268	3,352,446	3,263,170

NONINTEREST INCOME
Service charges on deposit accounts	194,262	198,348	572,092	575,727
Trust and investment management income	173,717	168,802	517,617	500,820
Retail investment services	55,544	52,257	168,974	160,024
Other charges and fees	113,347	117,341	339,677	340,974
Investment banking income	47,046	53,090	159,342	156,803
Trading account profits and commissions	20,404	41,837	103,461	117,702
Card fees	64,916	52,924	183,460	153,091
Mortgage production related income	50,336	65,833	169,952	110,068
Mortgage servicing related income	36,633	5,242	112,744	28,337
Net gain on sale of Bond Trustee business	112,759	—	112,759	—
Net gain on sale of RCM assets	—	3,508	—	23,382
Other noninterest income	81,783	75,285	231,582	197,948
Securities gains/(losses), net	(91,816)	(2,069)	(85,854)	(7,755)

Total noninterest income	858,931	832,398	2,585,806	2,357,121

NONINTEREST EXPENSE
Employee compensation and benefits	674,322	632,333	2,068,360	1,890,410
Net occupancy expense	85,613	79,519	248,367	228,853
Outside processing and software	98,699	92,952	292,038	265,082
Equipment expense	50,249	50,083	147,804	154,544
Marketing and customer development	35,932	38,651	127,956	106,578
Amortization of intangible assets	25,792	29,737	78,922	90,772
Merger expense	—	12,104	—	92,104
Other noninterest expense	234,892	241,692	682,636	655,459

Total noninterest expense	1,205,499	1,177,071	3,646,083	3,483,802

INCOME BEFORE PROVISION FOR INCOME TAXES	743,256	741,595	2,292,169	2,136,489
Provision for income taxes	207,668	230,821	681,052	667,721

NET INCOME	$535,588	$510,774	$1,611,117	$1,468,768

Net interest income - FTE [1]	$1,173,860	$1,175,742	$3,563,265	$3,447,397

Net income per average common share
Diluted	1.47	1.40	4.42	4.04
Basic	1.48	1.42	4.46	4.09
Cash dividends paid per common share	0.61	0.55	1.83	1.65
Average common shares outstanding (000s)
Diluted	365,121	363,854	364,322	363,547
Basic	361,805	359,702	361,009	359,020

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Nine Months Ended
	September 30, 2006			September 30, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$33,246.6	$1,490.8	5.98%	$25,987.8	$1,036.7	5.32%
Real estate construction	12,040.7	669.5	7.43	9,444.2	425.0	6.02
Real estate home equity lines	13,512.1	758.9	7.51	12,122.9	522.2	5.76
Real estate commercial	12,810.0	643.4	6.71	11,553.4	489.7	5.67
Commercial - FTE [1]	33,792.7	1,541.6	6.10	32,803.4	1,222.2	4.98
Business credit card	303.1	13.9	6.13	211.5	10.7	6.74
Consumer - direct	4,577.0	236.8	6.92	5,775.8	252.5	5.85
Consumer - indirect	8,425.2	353.8	5.61	8,811.3	354.7	5.38
Nonaccrual and restructured	358.6	11.6	4.33	317.9	9.7	4.08

Total loans	119,066.0	5,720.3	6.42	107,028.2	4,323.4	5.40
Securities available for sale:
Taxable	23,855.7	864.8	4.83	26,081.0	863.2	4.41
Tax-exempt - FTE [1]	939.8	41.2	5.85	855.5	38.4	5.98

Total securities available for sale - FTE [1]	24,795.5	906.0	4.87	26,936.5	901.6	4.46
Funds sold and securities purchased under agreement to resell	1,152.6	41.5	4.74	1,518.1	32.8	2.85
Loans held for sale	10,770.5	529.6	6.56	7,257.2	304.9	5.60
Interest-bearing deposits	114.5	3.0	3.58	22.6	0.5	3.24
Interest earning trading assets [2]	1,961.3	91.0	6.20	1,568.7	48.2	4.11

Total earning assets	157,860.4	7,291.4	6.18	144,331.3	5,611.4	5.20
Allowance for loan and lease losses	(1,053.0)			(1,044.2)
Cash and due from banks	3,885.9			4,301.3
Premises and equipment	1,901.8			1,851.1
Other assets	14,589.3			13,321.6
Noninterest earning trading assets [2]	943.0			763.6
Unrealized gains on securities available for sale, net	1,504.3			1,975.8

Total assets	$179,631.7			$165,500.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,801.0	$205.6	1.64%	$17,281.9	$116.7	0.90%
Money market accounts	24,990.6	481.4	2.58	25,518.9	310.3	1.63
Savings	5,348.9	55.4	1.39	6,605.5	43.3	0.88
Consumer time	15,265.4	433.8	3.80	12,288.8	248.0	2.70
Other time	10,745.3	344.6	4.29	6,831.3	156.6	3.06

Total interest-bearing consumer and commercial deposits	73,151.2	1,520.8	2.78	68,526.4	874.9	1.71
Brokered deposits	17,197.8	637.5	4.89	9,010.7	211.6	3.10
Foreign deposits	9,415.8	347.7	4.87	6,706.9	145.3	2.86

Total interest-bearing deposits	99,764.8	2,506.0	3.36	84,244.0	1,231.8	1.95
Funds purchased	4,195.5	154.2	4.85	3,600.5	80.7	2.95
Securities sold under agreements to repurchase	7,066.2	233.8	4.36	6,439.9	125.5	2.57
Other short-term borrowings	1,370.3	60.1	5.87	2,617.2	64.2	3.28
Long-term debt	18,852.2	774.0	5.49	21,890.5	661.8	4.04

Total interest-bearing liabilities	131,249.0	3,728.1	3.80	118,792.1	2,164.0	2.44
Noninterest-bearing deposits	23,559.8			24,187.7
Other liabilities	7,481.3			6,112.2
Shareholders’ equity	17,341.6			16,408.5

Total liabilities and shareholders’ equity	$179,631.7			$165,500.5

Interest Rate Spread			2.38%			2.76%

Net Interest Income - FTE [1]		$3,563.3			$3,447.4

Net Interest Margin [2]			3.02%			3.19%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,061,862	$1,036,173	$1,028,128	$1,050,024
Provision for loan losses	61,568	70,393	146,730	128,760
Charge-offs
Commercial	(23,062)	(52,450)	(55,670)	(88,841)
Real estate:
Home equity lines	(6,460)	(6,992)	(17,778)	(16,618)
Construction	(814)	(748)	(1,051)	(2,736)
Residential mortgages	(9,113)	(9,106)	(21,790)	(16,808)
Commercial real estate	(487)	(328)	(3,794)	(1,546)
Consumer:
Direct	(4,544)	(9,229)	(16,086)	(27,485)
Indirect	(18,639)	(25,761)	(56,865)	(81,475)

Total charge-offs	(63,119)	(104,614)	(173,034)	(235,509)

Recoveries
Commercial	9,636	7,732	23,314	26,747
Real estate:
Home equity lines	1,618	2,030	5,311	4,286
Construction	520	205	1,285	708
Residential mortgages	1,831	2,137	6,223	5,716
Commercial real estate	475	1,415	4,464	2,309
Consumer:
Direct	2,713	3,569	9,321	9,950
Indirect	10,212	10,815	35,574	36,864

Total recoveries	27,005	27,903	85,492	86,580

Net charge-offs	(36,114)	(76,711)	(87,542)	(148,929)

Allowance for loan and lease losses - ending	$1,087,316	$1,029,855	$1,087,316	$1,029,855

Net charge-offs to average loans (annualized)
Commercial	0.15%	0.54%	0.13%	0.25%
Real estate:
Home equity lines	0.14	0.16	0.12	0.14
Construction	0.01	0.02	—	0.03
Residential mortgages	0.08	0.10	0.06	0.06
Commercial real estate	—	(0.03)	(0.01)	(0.01)
Consumer:
Direct	0.17	0.43	0.20	0.41
Indirect	0.40	0.64	0.34	0.67
Total net charge-offs to total average loans	0.12%	0.27%	0.10%	0.19%

Period Ended
Nonaccrual loans
Commercial	$263,684	$98,291
Real estate:
Construction	26,508	33,182
Residential mortgages	189,218	101,826
Commercial real estate	54,394	50,546
Consumer loans	22,685	23,943

Total nonaccrual loans	556,489	307,788
Restructured loans	28,934	21,876

Total nonperforming loans	585,423	329,664
Other real estate owned (OREO)	41,690	26,013
Other repossessed assets	6,670	7,060

Total nonperforming assets	$633,783	$362,737

Total accruing loans past due 90 days or more	$301,878	$318,694

Total nonperforming loans to total loans	0.48%	0.29%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.52	0.32
Allowance to period-end loans	0.90	0.92
Allowance to nonperforming loans	185.7	312.4

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended September 30				Nine Months Ended September 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$372,838	$565,660	$156,305	$1,094,803	$424,143	$482,392	$154,916	$1,061,451
Amortization	(24,820)	(47,838)	(4,917)	(77,575)	(76,125)	(123,839)	(14,647)	(214,611)
Servicing rights originated	—	95,645	—	95,645	—	254,914	—	254,914
Lighthouse Partners client relationships and noncompete agreements	—	—	—	—	—	—	11,119	11,119

Balance, September 30, 2005	$348,018	$613,467	$151,388	$1,112,873	$348,018	$613,467	$151,388	$1,112,873

Balance, beginning of period	$282,196	$720,374	$138,776	$1,141,346	$324,743	$657,604	$140,620	$1,122,967
Amortization	(21,035)	(49,632)	(4,757)	(75,424)	(64,667)	(139,975)	(14,255)	(218,897)
Servicing rights originated	—	118,123	—	118,123	—	361,904	—	361,904
Community Bank of Florida branch acquisition	—	—	—	—	1,085	—	—	1,085
Reclass to trading assets	—	—	—	—	—	—	(1,050)	(1,050)
Purchase of AMA, LLC minority shares	—	—	599	599	—	—	5,072	5,072
Sale/securitization of mortgage servicing rights	—	(64,542)	—	(64,542)	—	(155,210)	—	(155,210)
Issuance of noncompete agreement	—	—	—	—	—	—	4,231	4,231

Balance, September 30, 2006	$261,161	$724,323	$134,618	$1,120,102	$261,161	$724,323	$134,618	$1,120,102

Three Months Ended
September 30 2006
COMMON SHARE ROLLFORWARD
Beginning balance	364,129
Acquisition and contingent consideration	—
Common shares issued/exchanged for employee benefit plans, stock option, performance stock and restricted stock activity	1,379
Acquisition of treasury stock	(1,640)

Ending balance	363,868

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	1,660
Average price per share of repurchased common shares	$76.69
Total cost to acquire treasury shares	$125,752
Maximum number of common shares that may yet be purchased under plans or programs	8,360

[1]	This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

(Dollars in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005

NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$535,588	$510,774	$1,611,117	$1,468,768
Securities (gains)/losses, net of tax	56,926	1,283	53,229	4,808

Net income excluding securities gains and losses	592,514	512,057	1,664,346	1,473,576
The Coca-Cola Company dividend, net of tax	(13,317)	(12,028)	(39,950)	(36,083)

Net income excluding securities (gains)/losses and The Coca-Cola Company dividend	$579,197	$500,029	$1,624,396	$1,437,493

Total average assets	$180,500,921	$169,933,960	$179,631,675	$165,500,517
Average net unrealized securities gains	(1,374,648)	(2,102,257)	(1,504,293)	(1,975,791)

Average assets less net unrealized securities gains	$179,126,273	$167,831,703	$178,127,382	$163,524,726

Total average common shareholders’ equity	$17,558,581	$16,822,919	$17,306,802	$16,408,550
Average accumulated other comprehensive income	(821,317)	(1,331,103)	(899,774)	(1,252,121)

Total average realized common shareholders’ equity	$16,737,264	$15,491,816	$16,407,028	$15,156,429

Return on average total assets	1.18%	1.19%	1.20%	1.19%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	0.10	(0.01)	0.02	(0.01)

Return on average total assets less net unrealized securities gains [1]	1.28%	1.18%	1.22%	1.18%

Return on average common shareholders’ equity	12.10%	12.05%	12.45%	11.97%
Impact of excluding net realized and unrealized securities (gains)/ losses and The Coca-Cola Company dividend	1.63	0.76	0.79	0.71

Return on average realized common shareholders’ equity [2]	13.73%	12.81%	13.24%	12.68%

Efficiency ratio [3]	59.30%	58.62%	59.29%	60.02%
Impact of excluding amortization of intangible assets	(1.27)	(1.49)	(1.28)	(1.57)

Tangible efficiency ratio [4]	58.03%	57.13%	58.01%	58.45%

Total shareholders’ equity	$18,589,307	$16,717,750
Goodwill	(6,903,001)	(6,841,631)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,120,102)	(1,112,873)
Mortgage servicing rights	724,323	613,467

Tangible equity	$11,290,527	$9,376,713

Total assets	$183,104,553	$172,416,096
Goodwill	(6,903,001)	(6,841,631)
Other intangible assets including MSRs	(1,120,102)	(1,112,873)
Mortgage servicing rights	724,323	613,467

Tangible assets	$175,805,773	$165,075,059

Tangible equity to tangible assets [5]	6.42%	5.68%

Noninterest income	$858,931	$832,398	$2,585,806	$2,357,121
Securities (gains)/losses, net	91,816	2,069	85,854	7,755
Net gain on sale of RCM assets	—	(3,508)	—	(23,382)
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	—

Total noninterest income excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$837,988	$830,959	$2,558,901	$2,341,494

Net interest income	$1,151,392	$1,156,661	$3,499,176	$3,391,930
Taxable-equivalent adjustment	22,468	19,081	64,089	55,467

Net interest income - FTE	1,173,860	1,175,742	3,563,265	3,447,397
Noninterest income	858,931	832,398	2,585,806	2,357,121

Total revenue - FTE	2,032,791	2,008,140	6,149,071	5,804,518
Securities (gains)/losses, net	91,816	2,069	85,854	7,755
Net gain on sale of RCM assets	—	(3,508)	—	(23,382)
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	—

Total revenue - FTE excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$2,011,848	$2,006,701	$6,122,166	$5,788,891

	Three Months Ended
	September 30 2006	September 30 2006	September 30 2005	% Change

AVERAGE LOW COST CONSUMER AND COMMERCIAL DEPOSIT RECONCILEMENT

Noninterest-bearing deposits	$22,933,390	$22,933,390	$24,521,452	(6.5)%
NOW accounts	16,596,201	16,596,201	16,853,139	(1.5)
Savings	5,591,162	5,591,162	5,865,099	(4.7)

Total average low cost consumer and commercial deposits	$45,120,753	$45,120,753	$47,239,690	(4.5)%

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers reflect primarily adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 48.3 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.
[2]	The Company also believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized common shareholders’ equity.
[3]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[4]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
[6]	SunTrust presents total noninterest income and total revenue excluding realized securities gains/losses, the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income and total revenue without securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of the net gains are more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

(Dollars in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]

Noninterest expense	$1,205,499	$1,177,071	$3,646,083	$3,483,802
Merger expense	—	(12,104)	—	(92,104)

Noninterest expense excluding merger expense	$1,205,499	$1,164,967	$3,646,083	$3,391,698

Noninterest expense	$1,205,499	$1,177,071	$3,646,083	$3,483,802
Amortization of intangible assets	(25,792)	(29,737)	(78,922)	(90,772)

Noninterest expense excluding amortization of intangible assets	$1,179,707	$1,147,334	$3,567,161	$3,393,030

Return on average total assets	1.18%	1.19%	1.20%	1.19%
Impact of excluding merger expense	—	0.02	—	0.04

Return on average total assets excluding merger expense [2]	1.18%	1.21%	1.20%	1.23%

Return on average common shareholders’ equity	12.10%	12.05%	12.45%	11.97%
Impact of excluding merger expense	—	0.17	—	0.46

Return on average common shareholders’ equity excluding merger expense [3]	12.10%	12.22%	12.45%	12.43%

Efficiency ratio [4]	59.30%	58.62%	59.29%	60.02%
Impact of excluding merger expense	—	(0.61)	—	(1.59)

Efficiency ratio excluding merger expense	59.30	58.01	59.29	58.43
Impact of net gain on sale of RCM assets	—	0.10	—	0.24
Impact of securities gains/(losses), net	(2.56)	(0.06)	(0.83)	(0.08)
Impact of net gain on sale of Bond Trustee business	3.18	—	1.10	—

Efficiency ratio excluding merger expense, net gain on sale of RCM assets, securities gains/(losses) and net gain on sale of Bond Trustee business	59.92%	58.05%	59.56%	58.59%

Tangible efficiency ratio [5]	58.03%	57.13%	58.01%	58.45%
Impact of excluding merger expense	—	(0.60)	—	(1.59)

Tangible efficiency ratio excluding merger expense	58.03	56.53	58.01	56.86
Impact of net gain on sale of RCM assets	—	0.10	—	0.24
Impact of securities gains/(losses), net	(2.50)	(0.06)	(0.81)	(0.08)
Impact of net gain on sale of Bond Trustee business	3.11	—	1.07	—

Tangible efficiency ratio excluding merger expense, net gain on sale of RCM assets, securities gains/(losses) and net gain on sale of Bond Trustee business	58.64%	56.57%	58.27%	57.02%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of National Commerce Financial (“NCF”). The Company also presents selected financial data that further excludes the net gain related to the sale of RCM assets and the net gain on the sale of the Bond Trustee business. The Company believes the exclusion of these measures is more reflective of normalized operations. In addition, the Company presents measures that exclude realized securities gains/losses. Management believes it is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.
[2]	Computed by dividing annualized net income excluding merger expense by average total assets.
[3]	Computed by dividing annualized net income excluding merger expense by average common shareholders’ equity.
[4]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[5]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL (UNAUDITED)

	Three Months Ended
	September 30 2006	September 30 2005

STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$1,151,392	$1,156,661
Provision for loan losses	61,568	70,393

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,089,824	1,086,268

NONINTEREST INCOME
Service charges on deposit accounts	194,262	198,348
Trust and investment management income	173,717	168,802
Retail investment services	55,544	52,257
Other charges and fees	113,347	117,341
Investment banking income	47,046	53,090
Trading account profits and commissions	20,404	41,837
Card fees	64,916	52,924
Mortgage production related income	50,336	65,833
Mortgage servicing related income	36,633	5,242
Other noninterest income	81,783	75,285

Noninterest income before net securities gains/(losses), net gain on sale of RCM assets and net gain on sale of Bond Trustee business [1]	837,988	830,959
Net gain on sale of RCM assets	—	3,508
Net gain on sale of Bond Trustee business	112,759	—

Noninterest income before net securities gains/(losses) [1]	950,747	834,467
Securities gains/(losses), net	(91,816)	(2,069)

Total noninterest income	858,931	832,398

NONINTEREST EXPENSE
Employee compensation and benefits	674,322	632,333
Net occupancy expense	85,613	79,519
Outside processing and software	98,699	92,952
Equipment expense	50,249	50,083
Marketing and customer development	35,932	38,651
Other noninterest expense	234,892	216,020

Noninterest expense before Affordable Housing impairment charge, amortization of intangible assets and merger expense [2]	1,179,707	1,109,558
Impairment charge on Affordable Housing Properties	—	25,672
Amortization of intangible assets	25,792	29,737
Merger expense	—	12,104

Total noninterest expense	1,205,499	1,177,071

INCOME BEFORE INCOME TAXES	743,256	741,595
Provision for income taxes	207,668	230,821

NET INCOME	535,588	510,774
Merger expense, net of tax	—	7,505

NET INCOME EXCLUDING MERGER EXPENSE [1]	535,588	518,279
Net gain on sale of RCM assets, net of tax	—	(2,175)
Net securities (gains)/losses, net of tax	56,926	1,283
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—

NET INCOME EXCLUDING MERGER EXPENSE, NET GAIN ON SALE OF RCM ASSETS, SECURITIES (GAINS)/LOSSES AND NET GAIN ON SALE OF BOND TRUSTEE BUSINESS [1]	$522,603	$517,387

REVENUE (Dollars in thousands)
Net interest income	$1,151,392	$1,156,661
Taxable-equivalent adjustment	22,468	19,081

Net interest income - FTE	1,173,860	1,175,742
Noninterest income	858,931	832,398

Total revenue - FTE	2,032,791	2,008,140
Net securities (gains)/losses	91,816	2,069
Net gain on sale of RCM assets	—	(3,508)
Net gain on sale of Bond Trustee business	(112,759)	—

Total revenue - FTE excluding securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business	$2,011,848	$2,006,701

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial - FTE	$34,307	$32,602
Real estate home equity lines	13,626	12,648
Real estate construction	12,806	9,516
Real estate 1-4 family	33,876	28,250
Real estate commercial	12,808	12,872
Business credit card	324	223
Consumer - direct	4,207	5,173
Consumer - indirect	8,339	9,180
Nonaccrual and restructured	449	354

Total loans	$120,742	$110,818

Average deposits
Noninterest bearing deposits	$22,934	$24,522
NOW accounts	16,596	16,853
Money market accounts	24,267	26,300
Savings	5,591	5,865
Consumer and other time	28,255	20,536

Total consumer and commercial deposits	97,643	94,076
Brokered and foreign deposits	27,958	17,969

Total deposits	$125,601	$112,045

SELECTED CREDIT DATA (Dollars in thousands)
Nonaccrual loans	$556,489	$307,788
Restructured loans	28,934	21,876

Total nonperforming loans	585,423	329,664
Other real estate owned (OREO)	41,690	26,013
Other repossessed assets	6,670	7,060

Total nonperforming assets	$633,783	$362,737

Allowance for loan and lease losses	$1,087,316	$1,029,855

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of these gains provides better comparability and is more indicative of normalized operations.
[2]	The Company presents noninterest expense before an impairment charge on Affordable Housing Properties, amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL (UNAUDITED)

	Nine Months Ended
	September 30 2006	September 30 2005

STATEMENTS OF INCOME (Dollars in thousands)

NET INTEREST INCOME	$3,499,176	$3,391,930
Provision for loan losses	146,730	128,760

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,352,446	3,263,170

NONINTEREST INCOME
Service charges on deposit accounts	572,092	575,727
Trust and investment management income	517,617	500,820
Retail investment services	168,974	160,024
Other charges and fees	339,677	340,974
Investment banking income	159,342	156,803
Trading account profits and commissions	103,461	117,702
Card fees	183,460	153,091
Mortgage production related income	169,952	110,068
Mortgage servicing related income	112,744	28,337
Other noninterest income	231,582	197,948

Noninterest income before net securities gains/(losses), net gain on sale of RCM assets and net gain on sale of Bond Trustee business [1]	2,558,901	2,341,494
Gain on sale of RCM assets, net of related expenses	—	23,382
Gain on sale of Bond Trustee business, net of related expenses	112,759	—

Noninterest income before net securities gains/(losses) [1]	2,671,660	2,364,876
Securities gains/(losses), net	(85,854)	(7,755)

Total noninterest income	2,585,806	2,357,121

NONINTEREST EXPENSE
Employee compensation and benefits	2,068,360	1,890,410
Net occupancy expense	248,367	228,853
Outside processing and software	292,038	265,082
Equipment expense	147,804	154,544
Marketing and customer development	127,956	106,578
Other noninterest expense	682,636	629,787

Noninterest expense before Affordable Housing impairment charge, amortization of intangible assets and merger expense [2]	3,567,161	3,275,254
Impairment charge on Affordable Housing Properties	—	25,672
Amortization of intangible assets	78,922	90,772
Merger expense	—	92,104

Total noninterest expense	3,646,083	3,483,802

INCOME BEFORE INCOME TAXES	2,292,169	2,136,489
Provision for income taxes	681,052	667,721

NET INCOME	1,611,117	1,468,768
Merger expense, net of tax	—	57,105

NET INCOME EXCLUDING MERGER EXPENSE [1]	1,611,117	1,525,873
Net gain on sale of RCM assets, net of tax	—	(14,497)
Net securities (gains)/losses, net of tax	53,229	4,808
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—

NET INCOME EXCLUDING MERGER EXPENSE, NET GAIN ON SALE SALE OF RCM ASSETS, NET SECURITIES (GAINS)/LOSSES AND GAIN ON SALE OF BOND TRUSTEE BUSINESS [1]	$1,594,435	$1,516,184

REVENUE (Dollars in thousands)
Net interest income	$3,499,176	$3,391,930
Taxable-equivalent adjustment	64,089	55,467

Net interest income - FTE	3,563,265	3,447,397
Noninterest income	2,585,806	2,357,121

Total revenue - FTE	6,149,071	5,804,518
Net securities (gains)/losses	85,854	7,755
Net gain on sale of RCM assets	—	(23,382)
Net gain on sale of Bond Trustee business	(112,759)	—

Total revenue - FTE excluding net securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business	$6,122,166	$5,788,891

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial - FTE	$33,793	$32,803
Real estate home equity lines	13,512	12,123
Real estate construction	12,041	9,444
Real estate 1-4 family	33,246	25,988
Real estate commercial	12,810	11,553
Business credit card	303	212
Consumer - direct	4,577	5,776
Consumer - indirect	8,425	8,811
Nonaccrual and restructured	359	318

Total loans	$119,066	$107,028

Average deposits
Noninterest bearing deposits	$23,560	$24,188
NOW accounts	16,801	17,282
Money market accounts	24,990	25,519
Savings	5,349	6,605
Consumer and other time	26,011	19,120

Total consumer and commercial deposits	96,711	92,714
Brokered and foreign deposits	26,614	15,718

Total deposits	$123,325	$108,432

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses). The Company believes noninterest income before securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of these gains provides better comparability and is more indicative of normalized operations.
[2]	The Company presents noninterest expense before an impairment charge on Affordable Housing Properties, amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.

PRELIMINARY DATA

Retail Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income

Net interest income	$589,126	$555,021	$1,788,093	$1,614,641
FTE adjustment	33	22	75	58

Net interest income - FTE	589,159	555,043	1,788,168	1,614,699
Provision for loan losses[1]	26,452	36,446	65,041	98,682

Net interest income after provision for loan losses - FTE	562,707	518,597	1,723,127	1,516,017

Noninterest income before securities gains/(losses)	271,024	264,125	795,912	758,451
Securities gains/(losses), net	—	1	—	(5)

Total noninterest income	271,024	264,126	795,912	758,446

Noninterest expense before amortization of intangible assets	514,336	487,528	1,534,716	1,435,159
Amortization of intangible assets	21,023	24,806	64,631	76,111

Total noninterest expense	535,359	512,334	1,599,347	1,511,270

Income before provision for income taxes	298,372	270,389	919,692	763,193
Provision for income taxes	108,689	100,652	336,626	285,100
FTE adjustment	33	22	75	58

Net income	$189,650	$169,715	$582,991	$478,035

Total revenue - FTE	$860,183	$819,169	$2,584,080	$2,373,145

Average Balance Sheet

Total loans	$30,832,237	$30,846,377	$30,837,233	$30,122,112
Goodwill	4,900,363	4,893,689	4,890,150	4,886,583
Other intangible assets excluding MSRs	269,763	361,137	291,282	385,176
Total assets	37,246,940	37,168,837	37,890,083	36,444,314
Total deposits	69,659,995	65,861,216	68,814,272	64,832,867

Shareholders’ equity is not allocated at this time[2]
[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Commercial Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income

Net interest income	$226,862	$219,475	$677,877	$635,644
FTE adjustment	10,546	9,748	30,701	28,203

Net interest income - FTE	237,408	229,223	708,578	663,847
Provision for loan losses[1]	1,649	15,479	7,208	18,302

Net interest income after provision for loan losses - FTE	235,759	213,744	701,370	645,545

Noninterest income before securities gains/(losses)	65,858	67,522	202,625	185,865
Securities gains/(losses), net	—	—	—	—

Total noninterest income	65,858	67,522	202,625	185,865

Noninterest expense before amortization of intangible assets	156,314	163,623	473,186	455,785
Amortization of intangible assets	—	—	—	—

Total noninterest expense	156,314	163,623	473,186	455,785

Income before provision for income taxes	145,303	117,643	430,809	375,625
Provision for income taxes	26,066	17,470	74,765	65,283
FTE adjustment	10,546	9,748	30,701	28,203

Net income	$108,691	$90,425	$325,343	$282,139

Total revenue - FTE	$303,266	$296,745	$911,203	$849,712

Average Balance Sheet

Total loans	$32,888,329	$30,978,110	$32,378,414	$30,683,468
Goodwill	1,264,845	1,266,522	1,263,698	1,265,380
Other intangible assets excluding MSR’s	—	—	—	—
Total assets	35,327,349	33,246,681	34,789,535	32,889,049
Total deposits	13,583,271	13,195,123	13,638,181	13,274,384

Shareholders’ equity is not allocated at this time[2]

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income
Net interest income	$45,645	$62,031	$158,096	$176,850
FTE adjustment	7,962	5,530	21,849	15,790

Net interest income - FTE	53,607	67,561	179,945	192,640
Provision for loan losses[1]	5,784	17,977	4,954	17,256

Net interest income after provision for loan losses - FTE	47,823	49,584	174,991	175,384

Noninterest income before securities gains/(losses)	145,574	170,188	463,383	499,674
Securities gains/(losses), net	(360)	(50)	(360)	246

Total noninterest income	145,214	170,138	463,023	499,920

Noninterest expense before amortization of intangible assets	108,498	118,037	338,880	344,497
Amortization of intangible assets	122	122	366	399

Total noninterest expense	108,620	118,159	339,246	344,896

Income before provision for income taxes	84,417	101,563	298,768	330,408
Provision for income taxes	23,727	32,913	90,169	109,262
FTE adjustment	7,962	5,530	21,849	15,790

Net income	$52,728	$63,120	$186,750	$205,356

Total revenue - FTE	$198,821	$237,699	$642,968	$692,560

Measures excluding impact of RCM divestiture[2]
Net interest income - FTE			$179,945	$192,640
RCM divestiture			—	(1,703)

Net interest income - FTE excluding RCM divestiture			$179,945	$190,937

Total noninterest income			$463,023	$499,920
RCM divestiture			—	(30,007)

Total noninterest income excluding RCM divestiture			$463,023	$469,913

Total revenue - FTE			$642,968	$692,560
RCM divestiture			—	(31,710)

Total revenue - FTE excluding RCM divestiture			$642,968	$660,850

Net income			$186,750	$205,356
RCM divestiture			—	(15,737)

Net income excluding RCM divestiture			$186,750	$189,619

Average Balance Sheet

Total loans	$16,793,321	$15,959,944	$16,464,698	$14,930,922
Goodwill	147,595	147,606	147,578	147,639
Other intangible assets excluding MSRs	1,525	3,063	1,988	3,380
Total assets	24,162,242	21,695,289	23,793,117	20,607,067
Total deposits	2,903,134	3,134,817	3,200,312	3,179,474

Shareholders’ equity is not allocated at this time[3]

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	SunTrust presents net interest income-FTE, total revenue-FTE, and net income excluding the RCM divestiture. The Company believes these measures without the impact of the RCM divestiture are more indicative of normalized operations.
[3]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Mortgage Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income
Net interest income	$155,827	$139,565	$453,618	$395,944
FTE adjustment	—	—	—	—

Net interest income - FTE	155,827	139,565	453,618	395,944
Provision for loan losses[1]	735	2,928	5,735	6,810

Net interest income after provision for loan losses - FTE	155,092	136,637	447,883	389,134

Noninterest income before securities gains/(losses)	98,169	83,224	318,837	178,178
Securities gains/(losses), net	—	—	—	1,076

Total noninterest income	98,169	83,224	318,837	179,254

Noninterest expense before amortization of intangible assets	152,748	135,613	445,037	371,270
Amortization of intangible assets	763	867	2,290	2,600

Total noninterest expense	153,511	136,480	447,327	373,870

Income before provision for income taxes	99,750	83,381	319,393	194,518
Provision for income taxes	34,308	28,842	110,906	65,937
FTE adjustment	—	—	—	—

Net income	$65,442	$54,539	$208,487	$128,581

Total revenue - FTE	$253,996	$222,789	$772,455	$575,198

Average Balance Sheet

Total loans	$31,619,820	$24,862,321	$30,863,051	$23,290,779
Goodwill	275,705	248,929	267,291	247,676
Other intangible assets excluding MSRs	5,800	9,007	6,557	9,867
Total assets	42,798,284	34,094,174	41,165,266	31,211,916
Total deposits	1,998,843	1,937,403	1,764,025	1,612,769

Shareholders’ equity is not allocated at this time[2]

Mortgage Servicing Data (End of Period)
Total loans serviced	$124,795,178	$97,377,709
Total loans serviced for others	83,079,809	64,541,967

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Wealth and Investment Management Line of Business

(Dollars in thousands)    (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income
Net interest income	$92,358	$87,631	$276,337	$247,758
FTE adjustment	19	16	53	48

Net interest income - FTE	92,377	87,647	276,390	247,806
Provision for loan losses[1]	736	1,885	1,679	3,038

Net interest income after provision for loan losses - FTE	91,641	85,762	274,711	244,768

Noninterest income before securities gains/(losses)	355,348	237,373	845,992	703,849
Securities gains/(losses), net	(1)	(30)	(53)	(191)

Total noninterest income	355,347	237,343	845,939	703,658

Noninterest expense before amortization of intangible assets	255,504	234,793	765,008	706,879
Amortization of intangible assets	3,662	3,719	10,968	10,990

Total noninterest expense	259,166	238,512	775,976	717,869

Income before provision for income taxes	187,822	84,593	344,674	230,557
Provision for income taxes	69,940	31,555	128,165	85,807
FTE adjustment	19	16	53	48

Net income	$117,863	$53,022	$216,456	$144,702

Total revenue - FTE	$447,724	$324,990	$1,122,329	$951,464

Measures excluding net gain on sale of Bond Trustee business[2]
Total noninterest income	$355,347	$237,343	$845,939	$703,658
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	—
Total noninterest income excluding net gain on sale of Bond Trustee business	$242,588	$237,343	$733,180	$703,658

Total revenue - FTE	$447,724	$324,990	$1,122,329	$951,464
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	—

Total revenue - FTE excluding net gain on sale of Bond Trustee business	$334,965	$324,990	$1,009,570	$951,464

Net income	$117,863	$53,022	$216,456	$144,702
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—	(69,911)	—

Net income excluding net gain on sale of Bond Trustee business	$47,952	$53,022	$146,545	$144,702

Average Balance Sheet
Total loans	$8,128,016	$7,896,089	$8,113,524	$7,718,582
Goodwill	306,873	303,452	303,473	301,868
Other intangible assets excluding MSRs	124,030	135,459	123,429	135,987
Total assets	8,948,786	8,661,792	8,902,517	8,469,582
Total deposits	9,534,090	9,653,985	9,285,272	9,544,679
Shareholders’ equity is not allocated at this time[3]

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$138,572,125	$133,600,000
Non-managed assets	53,231,004	48,700,000

Total assets under administration	191,803,129	182,300,000

Brokerage assets	36,662,000	30,100,000
Corporate trust assets	10,014,000	25,400,000

Total assets under advisement	$238,479,129	$237,800,000

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	SunTrust presents total noninterest income, total revenue, and net income excluding the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income, total revenue, and net income without the sale of the Bond Trustee business is more indicative of normalized operations.
[3]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Corporate Other and Treasury

(Dollars in thousands)     (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income

Net interest income	$41,574	$92,938	$145,155	$321,093
FTE adjustment	3,908	3,765	11,411	11,368

Net interest income - FTE	45,482	96,703	156,566	332,461
Provision for loan losses[1]	26,212	(4,322)	62,113	(15,328)

Net interest income after provision for loan losses - FTE	19,270	101,025	94,453	347,789

Noninterest income before securities gains/(losses)	14,774	12,035	44,911	38,859
Securities gains/(losses), net	(91,455)	(1,990)	(85,441)	(8,881)

Total noninterest income	(76,681)	10,045	(40,530)	29,978

Noninterest expense before amortization of intangible assets	(7,693)	7,740	10,334	79,440
Amortization of intangible assets	222	223	667	672

Total noninterest expense	(7,471)	7,963	11,001	80,112

Income/(loss) before provision for income taxes	(49,940)	103,107	42,922	297,655
Provision/(benefits) for income taxes	(55,062)	19,389	(59,579)	56,332
FTE adjustment	3,908	3,765	11,411	11,368

Net income	$1,214	$79,953	$91,090	$229,955

Total revenue - FTE	($31,199)	$106,748	$116,036	$362,439

Measures excluding securities gains/(losses), net[2]

Total revenue - FTE	($31,199)	$106,748	$116,036	$362,439
Securities (gains)/losses, net	91,455	1,990	85,441	8,881

Total revenue - FTE excluding net securities (gains)/losses	$60,256	$108,738	$201,477	$371,320

Net income	$1,214	$79,953	$91,090	$229,955
Securities (gains)/losses, net of tax	56,702	1,234	52,973	5,506

Net income excluding net securities (gains)/losses	$57,916	$81,187	$144,063	$235,461

Average Balance Sheet

Total loans	$480,256	$275,597	$409,056	$282,307
Securities available for sale	23,841,440	25,824,207	24,685,776	26,646,438
Goodwill	6,853	4,352	7,611	9,151
Other intangible assets excluding MSRs	5,623	6,516	5,845	6,737
Total assets	32,017,320	35,067,187	33,091,157	35,878,589
Total deposits (mainly brokered and foreign)	27,921,482	18,262,385	26,622,523	15,987,455

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	SunTrust presents total revenue and net income excluding realized securities gains/losses. The Company believes total revenue and net income without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

PRELIMINARY DATA

Consolidated - Segment Totals

(Dollars in thousands)     (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30 2006	September 30 2005	September 30 2006	September 30 2005
Statement of Income

Net interest income	$1,151,392	$1,156,661	$3,499,176	$3,391,930
FTE adjustment	22,468	19,081	64,089	55,467

Net interest income - FTE	1,173,860	1,175,742	3,563,265	3,447,397
Provision for loan losses	61,568	70,393	146,730	128,760

Net interest income after provision for loan losses - FTE	1,112,292	1,105,349	3,416,535	3,318,637

Noninterest income before securities gains/(losses)	950,747	834,467	2,671,660	2,364,876
Securities gains/(losses), net	(91,816)	(2,069)	(85,854)	(7,755)

Total noninterest income	858,931	832,398	2,585,806	2,357,121

Noninterest expense before amortization of intangible assets	1,179,707	1,147,334	3,567,161	3,393,030
Amortization of intangible assets	25,792	29,737	78,922	90,772

Total noninterest expense	1,205,499	1,177,071	3,646,083	3,483,802

Income before provision for income taxes	765,724	760,676	2,356,258	2,191,956
Provision for income taxes	207,668	230,821	681,052	667,721
FTE adjustment	22,468	19,081	64,089	55,467

Net income	$535,588	$510,774	$1,611,117	$1,468,768

Total revenue - FTE	$2,032,791	$2,008,140	$6,149,071	$5,804,518

Average Balance Sheet

Total loans	$120,741,979	$110,818,438	$119,065,976	$107,028,170
Non-earning assets
Goodwill	6,902,234	6,864,550	6,879,801	6,858,297
Other intangible assets excluding MSRs	406,741	515,182	429,101	541,147
Total assets	180,500,921	169,933,960	179,631,675	165,500,517
Total deposits	125,600,815	112,044,929	123,324,585	108,431,628